SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2018

CLEAN ENERGY TECHNOLOGIES, INC.

 (Exact name of Company as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2990 Redhill Avenue Costa Mesa, CA 92626
(Address of principal executive offices)
Phone: (949) 273-4990
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company          x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  o

Clean Energy Technologies, Inc.

Current Report

Form 8-K

Item 1.01 – Entry into a Material Definitive Agreement

(a) Financing Agreements

On February 13, 2018, Clean Energy Technologies, Inc., a Nevada corporation (the “Registrant” or “Corporation”) entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”) by and between MGW Investment I Limited (“MGWI”) and the Corporation. The Corporation will receive $907,388 in exchange for the issuance of 302,462,667 restricted shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”).

On February 13, 2018 the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note  Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL  a convertible promissory Note (the “CVL Note”)  in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.003 per share, as adjusted as provided therein.

As a condition to the Financing the Corporation, Kambiz Mahdi for himself and for a trust under his control (“Mahdi”), John Bennett (“Bennett”) and ETI Partners IV LLC (“ETI IV” together with Mahdi and Bennett, the “Stockholders”) entered into a Voting Agreement (the “Voting Agreement”) on February 13, 2018, whereby the Stockholders agreed to vote their shares in favor of the following proposals:

(i) establish the Corporation’s Board of Directors (“Board of Directors”) at five (5) directors or at such other number of directors as determined by a vote of a majority of the Board of Directors (ii) ratification and approval of the Financing, including, without limitation, the issuance of shares of Common Stock by the Corporation as provided therein, (iii) increase or decrease of the number of authorized shares of the Corporation as proposed by the Board of Directors, (iv) the employment agreements of Kambiz Mahdi and John Bennet (v) the appointment of four members of the Board of Directors, or their removal therefrom, as designated at any time by MGWI, (vi) the appointment or removal of one member of the Board of Directors as designated by the Chief Executive Officer of the Corporation, (vii) a reverse split of the outstanding Common Stock of the Corporation in an amount of up to 30:1, (viii) the filing and/or ratification of the filing of with the Securities and Exchange Commission of Form 14f-1, and (ix) an increase of shares of Common Stock that may be granted under the Corporation’s equity incentive plan by 10,000,000 shares of Common Stock

(b) Settlement Agreements.

As a condition precedent to the Financing, on February 13, 2018, the Corporation and ETI IV for itself, as collateral agent and representative of the investors, entered into a Settlement and Release Agreement (“ETI IV Settlement

Agreement”); wherein, the Corporation, Clean Energy HRS LLC (“HRS”) and ETI IV entered mutual releases to terminate and release the parties thereto from all liabilities and obligations arising under the Loan, Guarantee and Collateral Agreement, dated as of September 11, 2015 by and among ETI IV for itself and as collateral agent , HRS and the Corporation, the Senior Secured Convertible Note, dated September 15, 2015, in the principal amount of $4,500,100 (the “ETI Promissory Note”), Transaction Completion and Financing Agreement, dated as of September 11, 2015 by and among the Corporation, HRS, ETI IV and the investors identified therein, and the Registration Rights Agreement, dated as of September 11, 2015, by and among the Corporation, HRS, ETI IV  The ETI IV Settlement Agreement provided for the waiver of all outstanding principal and interest under the ETI Promissory Note and release of all liens, and for the Corporation to issue 4,600,000 restricted shares to Li Guirong, and 9,200,000 restricted shares to Kambiz Mahdi. It also provided for ETI VI to transfer 20,400,000 shares of its common stock to Li Guirong and 6,800,000 shares to Kambiz Mahdi. ETI also agreed that any resale of the common stock of the Corporation will be restricted to 1% of the issued and outstanding common stock of the Corporation in any three-month period and volume restrictions in the event the Corporation’s common stock is traded on a national exchange.

On February 13, 2018, the Corporation, Reddot Investment, Inc (“Reddot”), Megawell USA Technology (“Megawell”), and Confections Ventures Limited (“CVL”) (“Parties”), entered into a Settlement and Release Agreement (“Reddot Settlement Agreement”); wherein, the Parties agreed to unwind various agreements involving the payments and transfer of rights of a convertible promissory note of the Corporation originally made to Peak One Opportunity Fund in the amount of $75,000. The Red Dot Settlement Agreement canceled and voided the Escrow Funding Agreement between the Corporation and Red Dot dated October 31, 2016 (the “Escrow Agreement”) and the Credit Agreement and Promissory Note between the Corporation and Megawell, dated as of December 31, 2016 (the “Credit Agreement”) The Parties entered into mutual releases from further obligations or liabilities under the Escrow Agreement and Credit Agreement. As part of the settlement, the Corporation entered into the Convertible Note Purchase Agreement with CVL.

(c)  Promissory Note.

On February 8, 2018 the Corporation entered a Convertible Promissory Note in the principal amount of $153,123, due October 8, 2018, with an interest rate of 12% per annum payable to MGWI (the “MGWI Note”). The Confections Note is convertible into shares of the Corporation’s common stock at $0.003 per share, as adjusted as provided therein. As a result of the closing of the transactions contemplated by the Stock Purchase Agreement and Convertible Note Purchase Agreement, the MGWI Note must be redeemed by the Corporation in an amount that will permit CVL and MGWI and their affiliates to hold 65% of the issued and outstanding Common Stock of the Corporation on a fully diluted basis. The proceeds from the MGWI Note were used to redeem the convertible note of the Corporation to JSJ Investments, Inc. in the principal amount of $103,000 with an interest rate of 12% per annum, due April 25, 2018.

(d) Qualification by Reference.

The foregoing summary descriptions  of the Stock Purchase Agreement, Convertible Note Purchase Agreement, CVL Note, ETI IV Settlement Agreement, Reddot Settlement Agreement, MGWI note, and the Voting Agreement are not complete and are qualified in their entirety by reference, to the full text of the Stock Purchase Agreement, a copy of which is included as Exhibit 10.20, to the full text of the Convertible Note Purchase Agreement, a copy of which is included as Exhibit 10.21, to the full text of the CVL Note, a copy of which is included as Exhibit 10.22, to the full text of the ETI IV Settlement Agreement, a copy of which is included as Exhibit 10.23, to the full text of the Reddot Settlement Agreement, a copy of which is included as Exhibit 10.24, to the full text of the MGWI note, a copy of which is included as Exhibit 10.25, to the full text of the Voting Agreement, a copy of which is included as Exhibit 4.04, to this Current Report on Form 8-K and all of which are incorporated into and made a part of this Item 1.01 by reference.

Item 1.02 – Termination of a Material Definitive Agreement

The information set forth in Item 1.01 (b) “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 1.02 by this reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by this reference.

Item 3.02 – Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.02 by this reference.

Item 5.01 –  Changes in Control of Registrant.

The information set forth under Item 1.01 (a), (b) and (c) “Entry into a Material Definitive Agreement” of this report is incorporated by reference into this Item 5.01.  As a result of the Financing MGWI and CVL and their affiliates will be the beneficial owners, as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of in excess of fifty percent of the issued and outstanding Common Stock of the Corporation, as qualified by reference to such entities’ filings on Form 3 and Schedule 13-D with the Commission.

Item 5.02 – Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On February 8, 2018, Mr. John Bennett, William Maloney, Erin Falconer, Juha Rouvinen, Meddy Sahebi, and Robert Young resigned as the Corporation’s Directors. Mr. John Bennett, William Maloney, Erin Falconer, Juha Rouvinen, Meddy Sahebi, and Robert Young as a condition to the closing of the funding under the Stock Purchase Agreement. Their resignations were not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.  Their resignation letters are attached as exhibits as part of this Current Report on Form 8-K.

On February 13, 2018, the Corporation appointed Calvin Sean Pang, Jun Wang, Shuangan Lin, Yongsheng Lyu to serve on the Board of Directors. The new members of our Board of Directors are as follows:

Mr. Wang Jun, age: 51. Mr. Wang, is the current Chairman and Chief Executive Officer of Taiyu (Shenyang) Energy Technology Co., Ltd. and has held those positions since 2002. From 2008 -2012 Mr. Wang served as Chief Executive Officer and director of SmartHeat, Inc. Prior to that, he served as an executive at Beijing HTN Pipeline Equipment Co., Ltd. from 2000 to 2002 and Honeywell from 1996 to 1999. Mr. Wang graduated from Tsinghua University and obtained a master’s degree in engineering.

Mr. Lin Shuangan. age: 30. Mr. Lin is the Deputy Chief Executive of Shanghai New Hope Data Technology Co., Ltd. where he has worked since 2015. Prior to that Mr. Lin, worked for New Hope Group Co., Ltd from 2012 to 2015 as a project manager for the chemical industry subsidiary. Mr. Lin graduated from De Montford University and obtained a bachelor’s degree in business.

Mr. Lyu Yongsheng. age: 65. Mr. Lyu has acted as an independent project consultant for Taiyu (Shenyang) Energy Technology Co., Ltd. since 2009. From 2003 to 2009, he served as the Executive Director of the Mianyang City Civil Aviation Administration Greening Company. From 1996 to 2003, he was the General Manager of Mianyang Township Enterprise Supply and Marketing Corporation. Mr. Lyu graduated from Jilin University with a bachelor’s degree in engineering.

Mr. Calvin Pang. age: 33. Since 2015 Mr. Pang has been the Managing Director of Megawell Capital Limited. From 2007 to 2015, he was a banker at UBS AG managing portfolios of Hong Kong and China based investors. Mr. Pang graduated from the Olin School of Business in Washington University in St. Louis with a bachelor’s degree in business and finance.

The Corporation has not entered into any compensatory agreement with any of the newly appointed directors at this time but may do so in the future.

The directors’ appointment will be effective upon the effective date of the Schedule 14F-1 filed by the Corporation with the Commission.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 8, 2018, the Corporations’ Board of Directors amended its By-Laws by adding Section 2.14 as follows:

“Section 2.14 OPT-OUT OF RESTRICTIONS ON ACQUISITIONS OF CONTROLLING INTEREST.  The corporation shall not be governed by or subject to NRS 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes.”

The foregoing summary descriptions of the Amended Bylaws are attached hereto as Exhibit 3.03, to this current report on Form 8K and is incorporated into and made a part of this item 5.03 by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

4.04	Voting Agreement, dated February 13, 2018 by and among, the Corporation, ETI IV, Kambiz Mahadi, John Bennett and the The Kambiz & Bahareh Mahdi Living Trust
10.20	Common Stock Purchase Agreement by and between MGW Investment I Limited and the Registrant, dated February 13, 2018.
10.21	Convertible Note Stock Purchase Agreement by and between the Registrant and Confections Ventures, Inc., dated February 13, 2018.
10.22	$939,500 Convertible Promissory Note by and between Confections Ventures, Inc. and the Registrant, dated February 13, 2018.
10.23	ETI IV LLC Settlement Agreement by and between the Registrant and ETI IV LLC, dated February 13, 2018.
10.24	Reddot Settlement Agreement by and between the Registrant and Reddot Investment Inc., dated February 13, 2018
10.25	$153,123 Convertible Promissory Note of the Corporation to MGW Investment I Limited, dated February 8, 2018
17.06	Letter of Resignation from Mr. John Bennett, dated February 14, 2018
17.07	Letter of Resignation from Mr. William Maloney, dated February 8, 2018
17.08	Letter of Resignation from Mrs. Erin Falconer, dated February 8, 2018
17.09	Letter of Resignation from Mr. Juha Rouvinen, dated February 8, 2018
17.10	Letter of Resignation from Mr. Meddy Sahebi, dated February 8, 2018
17.11	Letter of Resignation from Mr. Robert Young, dated February 14, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.

Date: February 14, 2018

By: /s/ Kambiz Mahdi

Kambiz Mahdi

Chief Executive Officer